                                                                Exhibit 99(k)(8)

                        EXPENSE AND INDEMNITY AGREEMENT

     This EXPENSE AND INDEMNITY AGREEMENT, dated this ____ day of September, 1998, among ANZ Exchangeable Preferred Trust, a Delaware business trust (such trust and the trustees thereof acting in their capacities as such being referred to herein as the "Trust"), Carlotta (UK) Company, a special purpose company incorporated with unlimited liability under the laws of England and Wales (the "U.K. Company"), Carlotta (Holdings) Limited, a special purpose limited liability company incorporated under the laws of, and domiciled in, Jersey, Channel Islands (the "Jersey Holding Company"), Fidus Trust Company Limited, acting in its capacity as sole trustee for the time being of the trust known as Carlotta Charitable Trust, a Jersey, Channel Islands trust (such trust and the trustee thereof acting in its capacity as such being referred to herein as the "Jersey Charitable Trust"), Carlotta (Investments) Limited, a special purpose limited liability company incorporated under the laws of, and domiciled in, Jersey, Channel Islands (the "Jersey Subsidiary"), and ANZMB Limited, a company incorporated under the laws of, and domiciled in, England and Wales (the "ANZ Affiliate") and an affiliate of Australia and New Zealand Banking Group Limited ("ANZ").

     WHEREAS, the Trust is a business trust created pursuant to the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.C. (Sections 3801 et seq.)) and governed by the Second Amended and Restated Trust Agreement dated as of September __, 1998 (the "Trust Agreement");

     WHEREAS, the U.K. Company has entered into an agreement, dated as of September __, 1998 (the "Jersey Subsidiary Subscription Agreement"), with the Jersey Subsidiary pursuant to which (a) the U.K. Company has agreed to subscribe for all the ordinary shares (the "Jersey Subsidiary Ordinary Shares"), nominal shares, if any, and preference shares of the Jersey Subsidiary and (b) the U.K. Company has agreed to pay all the expenses of the Jersey Subsidiary;

     WHEREAS, the U.K. Company has entered into a security and pledge agreement, dated September __, 1998 (the "Jersey Preference Shares Security and Pledge Agreement"), with the Trust and The Bank of New York, as collateral agent (the "Collateral Agent"), and the Jersey Subsidiary has entered into a security and pledge agreement, dated September ___, 1998 (the "ADRs Security and Pledge Agreement"), with the U.K. Company, the Trust and the Collateral Agent, pursuant to which, among other things, the U.K. Company has agreed to pay certain expenses of the Collateral Agent;

     WHEREAS, the U.K. Company has entered into an agreement, dated as of September __, 1998 (the "U.K. Company Subscription Agreement"), with the Jersey Holding Company pursuant to which (a) the Jersey Holding Company has agreed to subscribe for all the ordinary shares of the U.K. Company for which dividends are payable quarterly thereon and (b) the U.K. Company has agreed by way of such quarterly dividends or otherwise to pay certain expenses of the Jersey Holding Company, the Jersey Charitable Trust and (pursuant to the Trust Expense Agreement referred to herein) the Trust;

     WHEREAS, the Jersey Holding Company has entered into (i) an agreement, dated as of September __, 1998 (the "Jersey Holding Company Subscription Agreement"), with the Jersey Charitable Trust pursuant to which (a) the Jersey Charitable Trust has agreed to subscribe for all the ordinary shares of the Jersey Holding Company for which dividends are payable quarterly thereon and (b) the Jersey Holding Company has agreed by way of such dividends or otherwise to pay certain expenses of the Jersey Charitable Trust; and (ii) an agreement, dated as of September __, 1998 (the "Jersey Subsidiary Ordinary Share Purchase Agreement") with the U.K. Company, pursuant to which the Jersey Holding Company has agreed to purchase the Jersey Subsidiary Ordinary Shares from the U.K. Company on certain Exchange Dates;

     WHEREAS, the Jersey Holding Company has entered into an agreement, dated as of September __, 1998 (the "Trust Expense Agreement" and, collectively with the Jersey Subsidiary Subscription Agreement, the Jersey Preference Shares Security and Pledge Agreement, the ADRs Security and Pledge Agreement, the U.K. Company Subscription Agreement, the Jersey Subsidiary Ordinary Share Purchase Agreement and the Jersey Holding Company Subscription Agreement, the "Expense Agreements"), with The Bank of New York ("BONY"), acting in its capacity as administrator, custodian and paying agent of the Trust, pursuant to which the Jersey Holding Company has agreed to pay certain expenses of the Trust to BONY on a quarterly basis in consideration for the Trust's purchase of Debt Securities from the Jersey Holding Company's wholly-owned subsidiary, the U.K. Company;

     WHEREAS, each of the U.K. Company, the Jersey Subsidiary, the Jersey Holding Company and the Jersey Charitable Trust has entered into management agreements with Volaw Trust and Corporate Services Limited ("Volaw Trust Company"), each dated the date hereof (collectively, the "Management Agreements") to ensure, among other things, that each quarter (i) the U.K. Company pays the expenses of the Jersey Subsidiary for such quarter, (ii) dividends are declared and paid by the U.K. Company on its ordinary shares to the Jersey Holding Company in an amount sufficient to pay the expenses of the Jersey Holding Company for such quarter, the dividends on the ordinary shares of the Jersey Holding Company (in an amount sufficient to pay the expenses of the Jersey Charitable Trust for such quarter), and the expenses of the Trust for such quarter, and (iii) dividends are declared and paid by the Jersey Holding Company on its ordinary shares to the Jersey Charitable Trust in an amount sufficient to pay the expenses of the Jersey Charitable Trust for such quarter;

     WHEREAS, the Trust, the U.K. Company, the Jersey Subsidiary, the Jersey Holding Company and the Jersey Charitable Trust (the "Indemnified Parties" and, excluding the Trust, the "Non-U.S. Indemnified Parties") desire to enter into an agreement that will provide them assurance that they will have the ability to make full payment of the fees and expenses and certain indemnification expenses in each case for which they have liability under the Expense Agreements or the Other Agreements (as defined herein) and the ANZ Affiliate desires to enter into such an agreement and to provide such assurance in consideration for the payment of the Indemnity Fee (as defined herein) and the Additional Indemnity Fee (as defined herein) provided for herein; and

     WHEREAS, the directors of the Non-U.S. Indemnified Parties have requested that they be indemnified against all and any claims, demands, costs, expenses, damages and liabilities of every kind (other than such that may arise from willful misfeasance, bad faith, gross negligence

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

or reckless disregard of their duties) and the ANZ Affiliate considers it appropriate that such directors of the Non-U.S. Indemnified Parties shall not suffer personal liability as a result of holding the aforesaid offices, save in respect of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

     1. DEFINITIONS. Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Trust Agreement. For purposes of this Agreement, the term "expenses" shall be deemed to include any amounts payable pursuant to any agreement referred to in Sections 2 and 3 hereof.

     2. AGREEMENT TO PAY EXPENSES UNDER THE EXPENSE AGREEMENTS. If any Indemnified Party does not have sufficient funds (excluding the Trust Estate, the ADSs evidenced by ADRs (including any distributions thereon or proceeds therefrom), the Debt Securities (including any distributions thereon or proceeds therefrom), the Jersey Preference Shares (including any distributions thereon or proceeds therefrom) and any payments pursuant to the Income Entitlements to the extent needed to pay interest on the Debt Securities) to pay any fee or expense payable by such Indemnified Party under this Agreement or any of the Expense Agreements to which it is a party, then the ANZ Affiliate hereby agrees to pay such fee or expense or to pay sufficient funds to such Indemnified Party to enable it to pay such fee or expense, and shall take any other actions required to hold such Indemnified Party harmless from such fee or expense. The ANZ Affiliate's obligations under this Section shall survive the Exchange Date but only with respect to any fees or expenses arising, or relating to periods ending, on or prior to such date.

     3. AGREEMENT TO PAY FEES AND EXPENSES UNDER OTHER AGREEMENTS. If any Indemnified Party does not have sufficient funds (excluding the Trust Estate, the ADSs evidenced by ADRs (including any distributions thereon or proceeds therefrom), the Debt Securities (including any distributions thereon or proceeds therefrom), the Jersey Preference Shares (including any distributions thereon or proceeds therefrom) and any payments pursuant to the Income Entitlements to the extent needed to pay interest on the Debt Securities) to pay any fee or expense, including without limitation any indemnification expense, payable by such Indemnified Party under this Agreement or any of the Other Agreements to which it is a party, then the ANZ Affiliate hereby agrees to pay such fee or expense or to pay sufficient funds to such Indemnified Party to enable it to pay such fee or expense, and shall take any other actions required to hold such Indemnified Party harmless from such fee or expense. "Other Agreements" means the Administration Agreement, the Custodian Agreement, the Paying Agent Agreement, the Trust Agreement, the Debt Securities Subscription Agreement, the Jersey Preference Shares Subscription Agreement, dated as of September __, 1998, between the U.K. Company and the Jersey Subsidiary, the ADSs Subscription Agreement, dated as of September __, 1998, between the Jersey Subsidiary and ANZ, the Management Agreements, the Undertaking relating to the Jersey Holding Company, dated as of September __, 1998, the Undertaking relating to the U.K. Company, dated as of September __, 1998, and the Undertaking relating to the Jersey Subsidiary, dated as of September __, 1998. The ANZ Affiliate's obligations under this Section shall survive the Exchange Date but only with respect to any fees or expense arising, or relating to periods ending, on or prior to such date.


     4. MANNER OF PAYMENT. Any payment hereunder by the ANZ Affiliate shall be made in New York Clearing House (next-day) funds no later than five Business Days after the receipt by the ANZ Affiliate, pursuant to Section 6 hereof, of written notice of any claim for any payment due under Section 2 or 3 hereof.

     5. EXPENSE PAYMENTS AND INDEMNITY FEE. No later than 3 Business Days nor more than 10 Business Days prior to a Dividend Payment Date, (a) the Trust and each of the Non-U.S. Indemnified Parties (other than the U.K. Company) shall provide, or direct the Administrator or Volaw Trust Company, respectively, to provide to the U.K. Company and the ANZ Affiliate, and (b) the U.K. Company shall provide, or direct Volaw Trust Company to provide, to the ANZ Affiliate:
(i) an estimate of its expenses to be paid during the period from such Dividend Payment Date to but excluding the next succeeding Dividend Payment Date (the "Estimated Expenses") and its expected cash balance as of such Dividend Payment Date (the "Cash Balance") (excluding, for purposes of both Estimated Expenses and Cash Balance, any cash received pursuant to Section 2 or 3 hereof and, in the case of the Trust and the U.K. Company, the Trust Estate and any interest payments on the Debt Securities, respectively) and (ii) an accounting of its expenditures during the three-month period ending on such Dividend Payment Date, including estimated expenditures for the remainder of such period. Notwithstanding the foregoing, any Distributable Profits Amount (as defined below) shall not be taken into account in the calculation of the Estimated Expenses and Cash Balance of the U.K. Company.

     The U.K. Company shall determine, or direct Volaw Trust Company to determine, an amount of payment to each Indemnified Party equal to the product of the Estimated Expenses of such Indemnified Party and a number established by the ANZ Affiliate from time to time in its absolute discretion (which may be equal to or greater than 1) minus the Cash Balance of such Indemnified Party (each, a "Quarterly Amount"). Upon receipt in full of each Income Entitlement from the Distribution Trust and the payment in full of the interest due on the Debt Securities, the U.K. Company shall (i) keep the Quarterly Amount of Jersey Subsidiary to pay the expenses of the Jersey Subsidiary pursuant to the Jersey Subsidiary Subscription Agreement, (ii) pay to the Jersey Holding Company a dividend on the ordinary shares of the U.K. Company owned by the Jersey Holding Company in an amount equal to the Quarterly Amount for each of the Trust, the Jersey Holding Company and the Jersey Charitable Trust pursuant to the U.K. Company Subscription Agreement, (iii) keep an amount equal to its own Quarterly Amount and any additional amounts, if any, necessary to enable the U.K. Company to pay the dividend to the Jersey Holding Company, referred to in clause (ii) above, under applicable law (the "Distributable Profits Amount"), and (iv) pay the remainder, if any, of the Income Entitlement to the ANZ Affiliate as an indemnity fee (the "Indemnity Fee") in consideration of the agreements of the ANZ Affiliate contained in Sections 2 and 3 hereof. Upon receipt of payment pursuant to clause (ii) above, the Jersey Holding Company shall pay a dividend to the Jersey Charitable Trust in the amount of the Quarterly Amount of the Jersey Charitable Trust pursuant to the Jersey Holding Company Subscription Agreement. The Jersey Holding Company is also obligated to pay to the Trust the Quarterly Amount of the Trust pursuant to the Trust Expense Agreement.

     In addition, as soon as practicable after the occurrence of any Exchange Event and the satisfaction or discharge of all of their other debts and obligations and in any event prior to their dissolution or winding up, each Indemnified Party (other than the Jersey Charitable Trust) shall pay, and the Trust shall cause the Administrator to pay, to the ANZ Affiliate a fee (each, an "Additional Indemnity Fee") equal to the full amount of any cash or other property remaining in its possession in consideration of the agreements of the ANZ Affiliate contained in Sections 2 and 3 hereof.

     Any Indemnity Fee or Additional Indemnity Fee payable to the ANZ Affiliate in cash pursuant to this Section 5 shall be paid in United States dollars in New York Clearing House (next-day) funds to such account in New York as the ANZ Affiliate may from time to time specify for this purpose.

     6. NOTICE OF RECEIPT OF CLAIM. Each Indemnified Party shall give notice to, or cause notice to be given to, the ANZ Affiliate in writing of any claim for payment under Section 2 or 3 hereof or any threatened claim that may require such payment immediately upon such Indemnified Party acquiring knowledge thereof. Such written notice to the ANZ Affiliate shall be accompanied by any demand, bill, invoice or other communication received from any third party that gives rise or may give rise to such payments.

     7. STATEMENTS AND REPORTS. An Indemnified Party shall collect and keep safe all demands, bills, invoices or other written communications received from third parties in connection with any claim for payment under Section 2 or 3 hereof and shall prepare and maintain adequate books and records showing all receipts and disbursements of funds in connection therewith. The ANZ Affiliate shall have the right to inspect and to copy, at its expense, all such documents, books and records at all reasonable times and from time to time during the term of this Agreement.

     8. INDEMNITY OF DIRECTORS. The ANZ Affiliate hereby covenants for the benefit of every director for the time being of each of the Non-U.S. Indemnified Parties that in consideration of their accepting appointment to the aforesaid offices and agreeing to act in those capacities during whatever period that they hold such offices, it will indemnify each and every one of them and hold them harmless from every liability that they shall sustain, suffer or incur by reason of their doing or omitting to do, actually or purportedly in their capacities aforesaid, at any time during the continuance in existence of the applicable Non-U.S. Indemnified Parties, any act or thing in or about the business and affairs of the applicable Non-U.S. Indemnified Parties, not being an act or thing the doing or omission of which entails willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of such directors. The foregoing covenant shall have effect to the maximum extent that is consistent with any relevant laws and with public policy and, to the extent that it is capable of having partial effect only it shall be read down so far as is necessary to allow it to have that partial effect. The foregoing covenant shall endure without limitation as to time in relation to any act or omission occurring during the period that the said directors shall hold their offices aforesaid including any liability arising during or following the winding-up and dissolution of the Non-U.S. Indemnified Parties. Nothing in this section shall have the effect or shall be construed as having the effect (i) of permitting the ANZ Affiliate to impose upon any director indemnified under this section any direction or instruction with respect to the discharge of that person's duties as a director, or (ii) requiring any director indemnified under this section

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

to observe any direction or instruction that the ANZ Affiliate may purport to impose upon such person.

9. SUBROGATION. The ANZ Affiliate shall be subrogated to all rights, if any, of the Indemnified Parties against the applicable other parties to the agreements referred to in Sections 2 and 3 or the directors of the Non-U.S. Indemnified Parties in respect of any amounts paid to the Trust or any of the Non-U.S. Indemnified Parties by the ANZ Affiliate under this Agreement; provided, however, that the ANZ Affiliate shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, unless and until all amounts due and payable under this Agreement have been paid and no TrUEPrS are outstanding. If any amount shall be paid to the ANZ Affiliate in violation of the preceding sentence, the ANZ Affiliate agrees to hold such amount in trust for the Trust or the applicable Non-U.S. Indemnified Party, as the case may be, and to pay over such amount to the Trust or the applicable Non-U.S. Indemnified Party, as the case may be.

     10. TERMINATION. This Agreement shall continue in effect until the dissolution of the Trust in accordance with Section 7.03 of the Trust Agreement and the dissolution of the other Indemnified Parties. Each of the Indemnified Parties shall obtain the prior written consent of the ANZ Affiliate in the event such Indemnified Party (i) amends or supplements the Trust Agreement, any Expense Agreements or any Other Agreement, and such amendment or supplement materially and adversely affects the payment obligations of the ANZ Affiliate hereunder or would cause an Exchange Event to occur, (ii) enters into any agreement in substitution for any Expense Agreement or any Other Agreement and such substitute agreement materially and adversely affects the payment obligations of the ANZ Affiliate hereunder or would cause an Exchange Event to occur or (iii) settles, or consents to the settlement of, any litigation or other proceeding. If any Indemnified Party takes any action for which the prior consent of the ANZ Affiliate is required as set forth in this Section 10 without such prior written consent, then from and after the date of any such action, the ANZ Affiliate shall have no obligation to make any payments under Section 2 or 3 hereof to such Indemnified Party, no Quarterly Amounts shall thereafter be payable to or retained by such Indemnified Party and the Indemnity Fee shall thereafter be calculated without regard to the Quarterly Amounts that would have otherwise been payable to such Indemnified Party.

     11. NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. No party to this Agreement may assign its rights or delegate its duties hereunder without the prior written consent of the other parties, except that (i) the Trust may delegate any and all duties hereunder to the Administrator to the extent permitted by law and (ii) the trustee of the Jersey Charitable Trust may assign its rights and duties to any continuing or successor trustee in accordance with its Declaration of Trust and to the extent permitted by law. Except (i) in respect of the indemnity given in Section 8 above in favor of the directors of the Non-U.S. Indemnified Parties and (ii) as provided in the last sentence of
Section 12, nothing herein, expressed or implied, shall give to any person, other than the parties hereto and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

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

     12. ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the matters contained herein and supersedes all prior agreements or understandings. No modification, alteration, amendment or supplement of this Agreement shall be valid unless the modification, alteration, amendment or supplement is in writing and is signed by all parties to this Agreement. In addition, except in the case of modifications, alterations, amendments or supplements for the purpose of curing any formal defect, omission, inconsistency or ambiguity herein or which would not adversely affect the Administrator, Custodian, Paying Agent and Collateral Agent, the parties hereto shall not enter into any modifications, alterations, amendments or supplements without the prior written approval or consent of any of such entities that would be adversely affected.


     13. NOTICES. All notices, demands, reports, statements, approvals or consents given by any party under this Agreement shall be directed as follows (or to such other address for a particular party as shall be specified by such party in a like notice given pursuant to this Section 13):

     The Trust:             ANZ Exchangeable Preferred Trust
                            c/o Puglisi & Associates
                            850 Library Avenue, Suite 204
                            Newark, Delaware 19715
                            Telecopier:  302-738-7210
                            Attention: Donald J. Puglisi

     The ANZ Affiliate:     ANZMB Limited
                            Minerva House
                            Montague Close, London SE1 9DH
                            Telecopier:  44-171-378-2524
                            Attention:  Company Secretary

     The U.K. Company:      Carlotta (UK) Company
                            One Silk Street
                            London EC2Y 8HQ
                            Telecopier:  44-171-456-2222
                            Attention:  Company Secretary


The Jersey Charitable Trust:  Fidus Trust Company Limited
                            as sole trustee of Carlotta Charitable Trust
                            Templar House, Don Road
                            St. Helier, Jersey JE4 8WH
                            British Channel Islands
                            Telecopier:  44-1534-500-450
                            Attention:  Company Secretary


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

     The Jersey Holding Company:  Carlotta (Holdings) Limited
                            Templar House, Don Road
                            St. Helier, Jersey JE4 8WH
                            British Channel Islands
                            Telecopier:  44-1534-500-450
                            Attention:  Company Secretary


     The Jersey Subsidiary: Carlotta (Investments) Limited
                            Templar House, Don Road
                            St. Helier, Jersey JE4 8WH
                            British Channel Islands
                            Telecopier:  44-1534-500-450
                            Attention:  Company Secretary

Except as otherwise specifically provided herein, all notices and other communications provided for hereunder shall be in writing and shall be deemed to have been duly given if either (i) personally delivered (including delivery by courier service or by Federal Express or any other nationally recognized overnight delivery service for next day delivery) to the offices set forth above, in which case they shall be deemed received on the first Business Day by which delivery shall have been made to said offices, (ii) transmitted by any standard form of telecommunication to the offices set forth above, in which case they shall be deemed received on the first Business Day by which a standard confirmation that such transmission occurred is received by the transmitting party (unless such confirmation states that such transmission occurred after 5:00 P.M. on such first Business Day, in which case delivery shall be deemed to have been received on the immediately succeeding Business Day), or (iii) sent by certified mail, return receipt requested to the offices set forth above, in which case they shall be deemed received when receipted for unless acknowledgment of receipt is refused (in which case delivery shall be deemed to have been received on the first Business Day on which such acknowledgment is refused).

     In addition, each party hereto agrees to provide notice to each of the other parties hereto at the addresses and in the manner set forth above to the extent such party has knowledge of the occurrence of an Exchange Event or an event which with the passage of time would constitute an Exchange Event.

     14. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and the parties referred to in Section 8 hereof.

     15. CONSENT TO JURISDICTION. Each party agrees that any legal suit, action or proceeding brought by any party or by any person controlling a party, arising out of or based upon this Agreement may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York, and, to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such court in any suit, action or proceeding. The ANZ Affiliate has appointed ANZ's Executive Vice President, Americas, acting through its office at 1177 Avenue of the Americas, 6th Floor, New York, New York 10036 as its authorized agent and each Non-U.S. Indemnified Party has appointed CT Corporation System as its authorized agent, in each case upon which process may be instituted in any State or Federal court in the Borough of Manhattan, City and State of New York by a party and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable unless and until a successor authorized agent, located or with an office in the Borough of Manhattan, City and State of New York, shall have been appointed by the relevant party and such appointment shall have been accepted by such successor authorized agent. Each party represents and warrants that its authorized agent has agreed to act as said agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon an authorized agent and written notice of such service to the relevant party shall be deemed, in every respect, effective service of process upon such party.

     16. JUDGMENT CURRENCY. The ANZ Affiliate, the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust and the Jersey Subsidiary hereby agree to indemnify any of the parties hereto against any loss incurred by such party as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such party would have been able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such party had the party utilized such amount of Judgment Currency to purchase U.S. dollars as promptly as practicable upon the receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of each of the ANZ Affiliate, the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust and the Jersey Subsidiary and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include an allowance for any customary or reasonable premium and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     17. WAIVER OF IMMUNITIES. To the extent that any of the ANZ Affiliate, the U.K. Company, the Jersey Holding Company, the Jersey Charitable Trust and the Jersey Subsidiary or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from set-off or process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, such party hereby irrevocably and unconditionally, to the extent permitted by applicable law, waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE

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

STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives the date first above written.



                                    ANZ EXCHANGEABLE PREFERRED TRUST



                                    By:_________________________
                                      Donald J. Puglisi, as Managing Trustee


                                    ANZMB LIMITED



                                    By:_________________________
                                      Name:
                                      Title:


                                    CARLOTTA (UK) COMPANY



                                    By:_________________________
                                      Name:
                                      Title:


                                    CARLOTTA (HOLDINGS) LIMITED



                                    By:_________________________
                                      Name:
                                      Title:

                                    CARLOTTA (INVESTMENTS) LIMITED



                                    By:_________________________
                                      Name:
                                      Title:


                                    FIDUS TRUST COMPANY LIMITED, as sole trustee of CARLOTTA CHARITABLE TRUST



                                    By:_________________________
                                      Name:
                                      Title:

                                       12